Sub-Item 77I - Terms of New or Amende
d Securities				Y

Pursuant to the Declaration of Trust for the Aetna GET Fund ("Trust"), effective
 February 22, 2000, the Board of Trustees of the Trust divided the shares of beneficial interest of the Trust into and established separate series (GET I, GET J and GET K) distinct from shares of the Trust previously issued.
  Shares of each new series have voting powers and redemptive rights as referred to in the Amendment to the Declaration of Trust. (See Sub-Item 77Q1(a)).


Sub-Item 77Q1 - Exhibits)
	Amendment to Declaration of Trust (February 22, 2000):
Incorporated herein by reference to Post-Effective
 Amendment No. 21 to Registration Statement on Form N-1A,
(File No. 33-12723), as filed electronically with the Securities and Exchange Commission on February 28, 2000.

(e)	Investment Advisory Agreements:
* GET Fund new series I:
Incorporated herein by reference to Post-Effective
 Amendment No. 21 to Registration Statement on Form N-1A,
 (File No. 33-12723), as filed electronically with the Securities and Exchange Commission on February 28, 2000.

* GET Fund new series J and K:
Attached hereto.

INVESTMENT ADVISORY AGREEMENT


THIS AGREEMENT is made by and between AELTUS
 INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Adviser") and AETNA GET FUND, a Massachusetts business trust (the "Fund"), on behalf of its Series J (the "Series"), with respect to the following recital of facts:

R E C I T A L

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act");
 and WHEREAS, the Fund has established the Series; and

WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers
 Act of 1940 (the "Advisers Act"), and is in the business of acting as an investment adviser; and

WHEREAS, the Fund, on behalf of the Series, and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Series on the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties agree as follows:


I.	APPOINTMENT AND OBLIGATIONS OF THE ADVISER

Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Trustees (the "Board"), the Fund, on behalf of the Series, hereby appoints the Adviser to serve as the investment adviser to the Series, to provide the investment advisory services set forth below in
 Section II.  The Adviser agrees that, except as
 required to carry out its duties under this Agreement or as otherwise expressly authorized, it is acting as an independent contractor and not as an agent of t
r represent the Series in any way.


II.	DUTIES OF THE ADVISER

In carrying out the terms of this Agreement, the Adviser shall do the following:

	1.	supervise all aspects of the operations of the Series;

	2.	select the securities to be purchased, sold or
 exchanged by the Series or otherwise represented in the Series' investment portfolio, place trades for all such securities and regularly report thereon to the Board;

	3.	formulate and implement continuing programs
 for the purchase and sale of securities and regularly report thereon to the Board;

	4.	obtain and evaluate pertinent
 information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Series, securities held by or under consideration for the Series, or the issuers of those securities;

	5.	provide economic research and securities analyses
 as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;

	6.	obtain the services of, contract with, and provide
 instructions to custodians and/or subcustodians of the Series' securities, transfer agents, dividen
d paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement; and

	7.	take any other actions which appear to the Adviser
 and the Board necessary to carry into effect the purposes of this Agreement.


III.	REPRESENTATIONS AND WARRANTIES

	A.	Representations and Warranties of the Adviser

	The Adviser hereby represents and warrants to the Fund as follows:

		1.	Due Incorporation and Organization.
The Adviser is duly incorporated and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

		2.	Registration.  The Adviser is registered as an
 investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.

		3.	Best Efforts.  The Adviser at all times shall
 provide its best judgment and effort to the Series in carrying out its obligations hereunder.

	B.	Representations and Warranties of the
 Series and the Fund

	The Fund, on behalf of the Series, hereby represents and warrants to the Adviser as follows:

		1.	Due Incorporation and Organization.  The Fund
 has been duly organized under the laws of the Commonwealth of Massachusetts and it is authorized to enter into this Agreement and carry out its obligations hereunder.

		2.	Registration.  The Fund is registered as an
 investment company with the Commission under the 1940 Act and shares of the Series are registered or qualified for offer and sale to the public under the Securities Act of 1933 and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.


IV.	DELEGATION OF RESPONSIBILITIES

	Subject to the approval of the Board and the shareholders of the Series, the Adviser may enter into a Subadvisory Agreement to engage a subadviser to the Adviser with respect to the Series.


V.	BROKER-DEALER RELATIONSHIPS

	A.	Series Trades

	The Adviser shall place all orders for the purchase and sale of portfolio securities for the Series with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received.

	B.	Selection of Broker-Dealers

	In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage or research services a commission for executing a portfolio transaction f nt of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid in compliance with Section 28(e). This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which th iser may consider the sale of shares of the Series and of other investment companies advised by the Adviser as a factor in the selection of brokers or dealers to effect transactions for the Series, subject to the Adviser's duty to seek best execution. The Adviser may also select brokers or dealers to effect transactions for the Series that provide payment for expenses of the Series. The Board shall periodically review the commissions paid by the Series to determine if the commissions paid over representat tion to the benefits received.

VI.	CONTROL BY THE BOARD

Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Series pursuant thereto, shall at all times be subject to any directives of the Board.


VII.	COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

	1.	all applicable provisions of the 1940 Act;

	2.	the provisions of the current Registration
 Statement of the Fund;

	3.	the provisions of the Fund's Declaration of
 Trust, as amended;

	4.	the provisions of the Bylaws of the Fund,
 as amended; and

	5.	any other applicable provisions of state and
 federal law.


VIII.	COMPENSATION

For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser, the Fund, on behalf of the Series, shall pay to the Adviser an annual fee, payable monthly, equal to 0.25% of the average daily net assets of the Series during the offering period and equal to 0.60% of the average daily net assets of the Series during the guarantee period. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of 0.25% of he offering period and at the rate of 1/365 of 0.60% of the daily net assets of the Series during the guarantee period. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above. Subject to the provisions of
 Section X hereof, payment of the Adviser's compensation for the preceding month s


IX.	EXPENSES

The expenses in connection with the management of the Series shall be allocated between the Series and the Adviser as follows:


	A.	Expenses of the Adviser

	The Adviser shall pay:

		1.	the salaries, employment benefits and other related
 costs and expenses of those of its personnel engaged in providing investment advice to the Series, including without limitation, office space, office equipment, telephone and postage costs; and

		2.	all fees and expenses of all trustees, officers
 and employees, if any, of the Fund who are employees of the Adviser, including any salaries and employment benefits payable to those persons.

	B.	Expenses of the Series

	The Series shall pay:

		1.	investment advisory fees pursuant to this Agreement;

		2.	brokers' commissions, issue and transfer taxes or
 other transaction fees payable in connection with any transactions in the securities in the Series' investment portfolio or other investment transactions incurred in managing the Series' assets, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;

		3.	fees and expenses of the Series' independent
 accountants and legal counsel and the independent trustees' legal counsel;

		4.	fees and expenses of any administrator, transfer
agent, custodian, dividend, accounting, pricing or disbursing agent of the Series;

		5.	interest and taxes;

		6.	fees and expenses of any membership in the
 Investment Company Institute or any similar organization in which the Board deems it advisable for the Fund to maintain membership;

		7.	insurance premiums on property or personnel
 (including officers and trustees) of the Fund;

		8.	all fees and expenses of the trustees, who ar
e not "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser;

		9.	expenses of preparing, printing and distributing
 proxies, proxy statements, prospectuses and reports to shareholders of the Series, except for those expenses paid by third parties in connection with the distribution of Series shares and all costs and expenses of shareholders' meetings;

		10.	all expenses incident to the payment of any
 dividend, distribution, withdrawal or redemption, whether in shares of the Series or in cash;

		11.	costs and expenses (other than those detailed
 in paragraph 9 above) of promoting the sale of shares in the Series, including preparing prospectuses and reports to shareholders of the Series, provided, nothing in this Agreement shall prevent the charging of such costs to third parties involved in the distribution and sale of Series shares;

		12.	fees payable by the Series to the Commission
 or to any state securities regulator or other regulatory authority for the registration of shares of the Series in any state or territory of the United States or of the District of Columbia;

		13.	all costs attributable to investor services,
 administering shareholder accounts and handling shareholder relations, (including, without limitation, telephone and personnel expenses), which costs may also be charged to third parties by the Adviser; and

		14.	any other ordinary, routine expenses incurred
 in the management of the Series' assets, and any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the
 Series and any indemnification by the Fund of its officers, trustees or agents.

Notwithstanding the above, the Adviser may waive a portion or all of the fees it is entitled to receive.

In addition, the Adviser may reimburse the Fund, on behalf of a Series, for expenses allocated to a Series.

The Adviser has agreed to waive fees and/or reimburse expenses so that the Series' total annual operating expenses do not exceed 0.75% of the average daily net assets.


X.	ADDITIONAL SERVICES

Upon the request of the Board, the Adviser may perform certain accounting, shareholder servicing or other administrative services on behalf of the Series that are not required by this Agreement. Such services will be performed on behalf of the Series and the Adviser may receive from the Series such reimbursement for costs or reasonable compensation for such services as may be agreed upon between the Adviser and the Board on a finding by the Board that the provision of such services by the Adviser is in the holders. Payment or assumption by the Adviser of any Series expense that the Adviser is not otherwise required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Series nor obligate the Adviser to pay or assume any similar Series expense on any subsequent occasions.

XI.	NONEXCLUSIVITY

The services of the Adviser to the Series are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or trustees of the Fund, and that officers or trustees of the Fund may serve as officers or directors of and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.


XII.	TERM

This Agreement shall become effective on March 1, 2000, and shall remain in force and effect through December 31, 2001, unless earlier terminated under the provisions of Article XIV.


XIII.	RENEWAL

Following the expiration of its initial term, the Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

	1. 	a.	by the Board, or

		b.	by the vote of a majority of the Series'
 outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

	2.	by the affirmative vote of a majority of the
 trustees who are not parties to this Agreement or interested persons of a party to this Agreement
 (other than as a trustee of the Fund), by votes cast in person at a meeting specifically called for such purpose.


XIV.	TERMINATION

This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Series' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party required to be notified. This
 Agreement shall automatically terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act).



XV.	LIABILITY

The Adviser shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser her


XVI.	NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

	if to the Fund, on behalf of the Series:

	10 State House Square
	Hartford, Connecticut  06103
	Fax number 860/275-2158
	Attention:  President

	if to the Adviser:

	10 State House Square
	Hartford, Connecticut  06103
	Fax number 860/275-4440
	Attention:  President or Chief Compliance Officer


XVII.  QUESTIONS OF INTERPRETATION

This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United
 States courts or, in the absence of any
 controlling decision of any such court, by rules or orders of the Commission issued pursuant to the 1940 Act, positions taken by the Commission staff. In addition, where the effect of a requirement of the 1940
 Act reflected in the provisions of this Agreement is revised by rule or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule or order.



XVIII.  SERVICE MARK

The service mark of the Fund and the Series and the name
 "Aetna" have been adopted by the Fund with the permission of Aetna Services, Inc. (formerly known as Aetna Life and Casualty Company) and their continued use is subject to the right of Aetna Services, Inc. to withdraw this permission in the event the Adviser or another affiliated corporation of Aetna Services, Inc. should not be the investment adviser of the Series.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 9th day of February, 2000.


	Aeltus Investment Management, Inc.


Attest:
/s/ Daniel E. Burton

By:
/s/ Amy R. Doberman
Name:
Daniel E. Burton

Name:
Amy R. Doberman
Title:
Assistant Secretary

Title:
 Vice President



		Aetna GET Fund,
		on behalf of its Series J


 Attest:
/s/ Michael Gioffre

By:
/s/ J. Scott Fox
Name:
Michael Gioffre

Name:
J. Scott Fox
Title:
Assistant Secretary

Title:
President

RS159.DOC